STATE OF COLORADO

DEPARTMENT OF STATE

CERTIFICATE

I, BERNIE BUESCHER, SECRETARY OF STATE OF THE STATE OF COLORADO HEREBY CERTIFY THAT ACCORDING TO THE RECORDS OF THIS OFFICE, THE ATTACHED IS A FULL, TRUE AND COMPLETE COPY OF THE ARTICLES OF INCORPORATION AND ALL AMENDMENTS THERETO OF

HENRY BROS. ELECTRONICS, INC.
(COLORADO CORPORATION)

AS FILED IN THIS OFFICE AND ADMITTED TO RECORD.

Dated: January 04, 2011

Bernie Buescher

SECRETARY OF STATE

DC-1

STATE OF COLORADO

DEPARTMENT OF STATE

CERTIFICATE OF INCORPORATION

I, Byron A. Anderson,

Secretary of State of the State of Colorado, hereby certify that duplicate originals of Articles of Incorporation, duly signed and verified pursuant to the provisions of the Colorado Corporation Act, have been received in this office and are found to conform to law.

Accordingly the undersigned, by virtue of the authority vested in me by law, hereby issues this Certificate of Incorporation of

---------------PHOTO-SCAN OF COLO., INC.---------------
(A COLORADO CORPORATION)

and attaches hereto a duplicate original of the Articles of Incorporation.

Dated this -------Eleventh------ *day of* --------March-------- *A. D. 19*70

Byron A. Anderson
SECRETARY OF STATE

Jeremiah J. Connolly
DEPUTY

ARTICLES OF INCORPORATION

OF

PHOTO-SCAN OF COLO., INC.

KNOW ALL MEN BY THESE PRESENTS, that we the undersigned, Ben Slosky, Phyllis Marcus, and Paul Marcus of the City and County of Denver, State of Colorado, desiring to form a company to be a body corporate of and by virtue of the laws of the State of Colorado, for the purpose of carrying on the business hereinafter stated, make, sign, and acknowledge this Certificate of Incorporation, and do state and declare as follows:

ARTICLE I

NAME

The name of said Corporation shall be PHOTO-SCAN OF COLO. INC.

ARTICLE II

OBJECTS

The objects for which the said Corporation is formed and organized are as follows:

1. To engage in the security systems business of every kind and nature and the leasing, sale and maintenance of television, camera equipment and other electronic devices of every kind, nature and description for the purposes of security, protection and personnel of all kinds.

2. To borrow money for any of the purposes of this corporation, and to issue bonds, debentures, notes and other obligations therefore, and to secure the same by pledge or mortgage of the whole or any part of the property of the corporation, either real or personal, or to issue bonds, debentures, notes or other obligations without any security;

3. To act as agent, broker or factor, and as such to manage, develop and extend business interests of individuals, firms or corporations so represented;

4. To acquire all or any part of the good will, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, other entity or individual, domestic or foreign, heretofore or hereafter engaged in any business, similar to the business of the corporation or otherwise, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights so acquired, and to assume in connection therewith any liabilities of any such corporation, association, organization, partnership, firm, trustee, syndicate, combination, individual, or other entity, domestic or foreign, and to conduct in the State of Colorado and/or in any other state, territory, locality or country, the whole or any part of the business thus acquired, provided such business is not prohibited by the laws of the State of Colorado;

5. To do any and all other acts and things necessary, convenient, or expedient to the accomplishment of the things set forth herein, to the same extent as natural persons might or could do and in any part of the world, as principals, agents, trustees or otherwise, alone or in company with others.

6. In furtherance of the foregoing purposes the corporation shall have and may exercise all of the rights, powers, privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

ARTICLE III

TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE IV

CAPITAL STOCK

The authorized capital stock of this Corporation shall be 50,000 shares of the common stock with no par value. Said stock as and when issued, shall be fully paid and non-assessable.

The holders of the common stock shall have the right to subscribe for any increase in common stock or any issuance of common stock in the proportions which their holdings of common stock bear to the entire outstanding common stock.

ARTICLE V

DIRECTORS

The affairs and business of this Corporation shall be managed and conducted by a Board of Directors composed of three (3) director who may or may not be stockholders of the Corporation, and the following are hereby elected for the first year of the existence of this Corporation and until their successors shall be elected and qualified:

Paul Marcus	285 South Glencoe Denver, Colorado 80222
Phyllis Marcus	285 South Glencoe Denver, Colorado 80222
Jeffrey Marcus	285 South Glencoe Denver, Colorado 80222

ARTICLE VI

Cumulative voting shall not be allowed.

ARTICLE VII

The registered office of said Corporation shall be 285 South Glencoe, Denver, Colorado 80222. The registered agent shall be Paul Marcus, 285 South Glencoe, Denver, Colorado 80222. The principal place of business of said corporation shall be situate in the City and County of Denver, State of Colorado, but other offices and branches may be established and located either within or without the State of Colorado, and meeting of the Board of Directors and the stockholders of the Corporation may be held either within or without the State of Colorado.

ARTICLE VIII

The Board of Directors shall have the power to make such prudential By-Laws as they deem proper for the management of the Corporation and not inconsistent with the laws of the State of Colorado.

IN WITNESS WHEREOF, we have hereunto set our hands and seals at Denver, Colorado, this 7th day of March, A. D., 1970.

Ben Slosky
158 Fillmore Street, Suite 410
Denver, Colorado 80206

Paul Marcus
285 South Glencoe
Denver, Colorado 80222

Phyllis Marcus
285 South Glencoe
Denver, Colorado [illegible]

STATE OF COLORADO }
} SS.
CITY AND COUNTY OF DENVER }

Ben Slosky, Paul Marcus, and Phyllis Marcus, appeared before me this 7th day of March, 1970, in person and acknowledged the foregoing instrument to be their act and deed for the use specified therein.

My commission expires March 9 1970.

Notary Public

(SEAL)

216811

ARTICLES OF INCORPORATION

PHOTO-SCAN OF COLO., INC.

DOMESTIC

Filed in the office of the Secretary of State, of the State of Colorado, on the

11th day of March A.D. 1970

BYRON A. ANDERSON
Secretary of State

Filing Clerk Sunahara Fees $25

Old Age Pension Fund $2.50

This document has been Inspected and properly Entered on the Records of The Flat Tax Department.

Date March 13, 1970.

[illegible] Clerk

RECORDED
ROLL 149 PAGE 3088

for office use only

MAIL TO:
Colorado Secretary of State
Corporations Office
1575 Sherman St., 2nd Fl.
Denver, Co 80203
(303) 866-2361

SUBMIT ONE
Filing fee $5.00
This document must be typewritten.

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH.

To the Secretary of State
of the State of Colorado

Pursuant to the provisions of the Colorado Corporation Act and the Limited Partnership Act of 1981, the undersigned corporation or Limited Partnership organized under the laws of Colorado submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Colorado:

First: The name of the corporation or Limited Partnership is: Photo-Scan of Colorado, Inc.

Second: the address of its REGISTERED OFFICE is 12411 East 37th Avenue, Denver, Colorado 80239-0574

Third: The name of its REGISTERED AGENT is Paul Marcus, 12411 East 37th Avenue, Denver, Colorado 80239-0574

Fourth: The address of its registered office and the address of the business office of its registered agent, as changed will be identical.

Fifth: The address of its place of business in Colorado is 12411 East 37th Avenue, Denver, Colorado 80239-0574

PHOTO-SCAN OF COLORADO, INC. (Note 1)

By Paul Marcus, Jr. (Note 2)

Its ✓ President
Its ______ Registered Agent (Note 3)
Its ______ General Partner

Subscribed and sworn to before me this 16 day of May, 19 82

My commission expires ______

MY COMMISSION EXPIRES SEPT. 30, 19[illegible]
[illegible]

Notary Public (Note 4)

155 Fillmore, Denver, Colorado

Address

Notes: 1. Exact name of corporation or Limited Partnership making the statement.
2. Signature and title of officer signing for the corporation, must be President or Vice-President; for a Limited Partnership, must be a General Partner.
3. Regarding profit corporations: This statement may be executed by the registered agent when it involves only a registered address change. A copy of this statement has been forwarded to the corporation by the registered agent.
4. Signature of Notary Public [illegible] with notarial commission.

COMPUTER UPDATE COMPLETE
BT

FILED-COLO. [illegible] STATE
719377

[illegible]
[illegible] -7 AM 9 17
[illegible]Y OF STATE
[illegible] OF COLORADO

Change of Name

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

PHOTO-SCAN OF COLO., INC.

Pursuant to the provisions of the laws of Colorado, the undersigned Corporation adopts these Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is PHOTO-SCAN OF COLO., INC.

SECOND: The Amendment was adopted by the Shareholders of the Corporation on February 27, 1987 in the manner prescribed by statute.

THIRD: The Articles of Incorporation shall be amended by striking the existing Article I and inserting in lieu thereof the following new Article I.

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is SECURUS, INC.

FOURTH: The number of shares of the Corporation voted for this Amendment was sufficient for approval.

FIFTH: The Amendment does not provide for any exchange, reclassification, or cancellation of issued shares.

COMPUTER UPDATE COMPLETED

Document processing fee
If document is filed on paper $150.00
If document is filed electronically Currently Not Available
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

20081278175 C
$ 300.00
SECRETARY OF STATE
05-21-2008 14:58:40

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Merger
(Surviving Entity is a Domestic Entity)
filed pursuant to § 7-90-203.7 of the Colorado Revised Statutes (C.R.S.)

1. For each merging entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number 20051349670
(Colorado Secretary of State ID number)

Entity name or true name Henry Bros. Electronics, Inc.

Form of entity Corporation

Jurisdiction Colorado

Street address 17-01 Pollitt Drive
(Street number and name)

Fair Lawn (City) NJ (State) 07410 (ZIP/Postal Code)

(Province – if applicable) (Country)

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) (State) (ZIP/Postal Code)

(Province – if applicable) (Country)

ID Number
(Colorado Secretary of State ID number)

Entity name or true name

Form of entity

Jurisdiction ______

Street address ______
(Street number and name)

______ *(City)* ______ *(State)* ______ *(ZIP/Postal Code)*

______ *(Province – if applicable)* ______ *(Country)*

Mailing address
(leave blank if same as street address) ______
(Street number and name or Post Office Box information)

______ *(City)* ______ *(State)* ______ *(ZIP/Postal Code)*

______ *(Province – if applicable)* ______ *(Country)*.

ID Number ______
(Colorado Secretary of State ID number)

Entity name or true name ______

Form of entity ______

Jurisdiction ______

Street address ______
(Street number and name)

______ *(City)* ______ *(State)* ______ *(ZIP/Postal Code)*

______ *(Province – if applicable)* ______ *(Country)*

Mailing address
(leave blank if same as street address) ______
(Street number and name or Post Office Box information)

______ *(City)* ______ *(State)* ______ *(ZIP/Postal Code)*

______ *(Province – if applicable)* ______ *(Country)*.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ There are more than three merging entities and the ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and the principal address of each additional merging entity is stated in an attachment.

2. For the surviving entity, its entity ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number	19871216811 (Colorado Secretary of State ID number)	
Entity name or true name	Securus, Inc.	
Form of entity	Corporation	
Jurisdiction	Colorado	
Street address	12411 East 37th Avenue (Street number and name)	
	Denver (City)	CO (State) 80239 (ZIP/Postal Code)
	(Province – if applicable)	(Country)
Mailing address (leave blank if same as street address)	(Street number and name or Post Office Box information)	
	(City)	(State) (ZIP/Postal Code)
	(Province – if applicable)	(Country)

3. Each merging entity has been merged into the surviving entity.

4. *(If the following statement applies, adopt the statement by marking the box.)*

   ☒ The plan of merger provides for amendments to a constituent filed document of the surviving entity and an appropriate statement of change or other document effecting the amendments will be delivered to the Secretary of State for filing pursuant to Part 3 of Article 90 of Title 7, C.R.S.

5. *(If the following statement applies, adopt the statement by marking the box and state the appropriate document number(s).)*

   ☒ One or more of the merging entities is a registrant of a trademark described in a filed document in the records of the secretary of state and the document number of each filed document is

Document number	19851032940
Document number	
Document number	

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ There are more than three trademarks and the document number of each additional trademark is stated in an attachment.

6. *(If applicable, adopt the following statement by marking the box and include an attachment.)*

   ☐ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

   (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

   The delayed effective date and, if applicable, time of this document are ______________. (mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing this document to be delivered for filing are

Reach (*Last*) Brian (*First*) L (*Middle*) (*Suffix*)

12411 East 37th Avenue
(*Street number and name or Post Office Box information*)

Denver (*City*) CO (*State*) 80239 (*ZIP/Postal Code*)

(*Province – if applicable*) (*Country*)

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

E-Filed

Colorado Secretary of State
Date and Time: 05/22/2008 10:10 AM
Id Number: 19871216811

Document number: 20081279230

Document processing fee
If document is filed on paper $125.00
If document is filed electronically **$ 25.00**
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19871216811

1. Entity name: SECURUS, INC.
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) Henry Bros. Electronics, Inc.

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
   - ☐ "bank" or "trust" or any derivative thereof
   - ☐ "credit union" ☐ "savings and loan"
   - ☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

   OR

   If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: ____________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Reach	Brian	L.	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

12411 East 37th Avenue
(Street name and number or Post Office information)

Denver	CO	80239
(City)	*(State)*	*(Postal/Zip Code)*
	United States	
(Province – if applicable)	*(Country – if not US)*	

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.